SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Georgetown Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.
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April 4, 2016

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (the “Company.”)  The Company is the holding company of Georgetown Bank, and our common stock is traded on the NASDAQ Capital Market under the symbol “GTWN.” The Annual Meeting will be held at Georgetown Bank, located at 2 East Main Street,  Georgetown, Massachusetts, at 12:00 noon, Massachusetts time, on Tuesday, May 17, 2016.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  Directors and officers of the Company, as well as a  representative of our independent registered public accounting firm, Baker Newman & Noyes, P.A., LLC,  are expected to be present to respond to any questions that stockholders may have.  Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The Annual Meeting is being held so that stockholders may consider the election of directors, the ratification of the appointment of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

You may vote your shares using the Internet or telephone by following the instructions set forth in the Proxy Statement. You may also vote by signing, dating and returning a proxy card or voting instruction form, if you requested and received a paper copy of this proxy statement, in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.  Your vote is important, regardless of the number of shares that you own. On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Robert E. Balletto

President and Chief Executive Officer

Georgetown Bancorp, Inc.

2 East Main Street
Georgetown, Massachusetts 01833
(978) 352-8600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2016

Notice is hereby given that the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (the “Company”) will be held at Georgetown Bank, located at 2 East Main Street,  Georgetown, Massachusetts, on Tuesday, May 17, 2016 at 12:00 noon, Massachusetts time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of four directors to the Board of Directors;
2.	The ratification of the appointment of Baker Newman & Noyes, P.A., LLC as the independent registered public accounting firm for the Company for the year ending December 31, 2016;
3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on March 24, 2016, are the stockholders entitled to vote at the Annual Meeting, and at any adjournments thereof.

All stockholders of record entitled to vote at the Annual Meeting should receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO VOTE THEIR SHARES BY USING THE INTERNET, TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD, IF A PAPER COPY OF THIS PROXY WAS REQUESTED, WITHOUT DELAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Joseph W. Kennedy

Joseph W. Kennedy
Corporate Secretary
April 4, 2016

PROXY STATEMENT

Georgetown Bancorp, Inc.
2 East Main Street
Georgetown, Massachusetts 01833
(978) 352-8600

ANNUAL MEETING OF STOCKHOLDERS
May 17, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Georgetown Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at Georgetown Bank, located at 2 East Main Street,  Georgetown, Massachusetts, on May 17, 2016, at 12:00 noon, Massachusetts time, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about April 4, 2016.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.  If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 24, 2016 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, the Company had 1,840,920 shares of common stock issued and outstanding.  The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, a stockholder may vote FOR the election of the four nominees proposed by the Board of Directors or WITHHOLD authority to vote for the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm,  a stockholder may: (1) vote FOR the ratification; (2) vote AGAINST the ratification; or (3) ABSTAIN from voting on the ratification.  The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may:  (1) vote FOR the resolution; (2) vote AGAINST the resolution; or (3) ABSTAIN from voting on the resolution.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies marked ABSTAIN box, is required for the approval of this non-binding resolution.  While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Company or the Board of Directors.

If you participate in the Georgetown Bank Employee Stock Ownership Plan (the “ESOP”), you will receive notice of all shares you may direct the trustee to vote on your behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Georgetown Bancorp, Inc. common stock held by the ESOP, all allocated shares for which a participant has marked the voting form to “ABSTAIN” and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your ESOP voting instructions is Thursday, May 5, 2016.

The Company’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding (1)

All Directors and Executive Officers
as a group (12 persons)	259,894	13.8%
2 East Main Street
Georgetown, Massachusetts 01833

Georgetown Bank Employee Stock Ownership Plan	142,956	7.8%
2 East Main Street
Georgetown, Massachusetts 01833

Stilwell Value Partners V, L.P. (2)	140,000	7.6%
Stilwell Activist Fund, L.P.
Stilwell Activist Investments, L.P.
Stilwell Partners, L.P.
Stilwell Value LLC
Joseph Stilwell
111 Broadway, 12th Floor
New York, New York 10006

(1)

For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares.  The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	As disclosed in Amendment No. 1 to Schedule 13D, as filed with the SEC on June 29, 2015.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of 10 members. The Company’s bylaws provide that approximately one-third of the directors are to be elected annually.  Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected.  The Nominating/Governance Committee of the Board of Directors has nominated as directors, Keith N. Congdon, Kathleen R. Sachs, David A. Splaine and Robert T. Wyman each to serve for a three-year term and until their respective successors have been elected and shall qualify.  Each of the four nominees is currently a member of the Board of Directors.

The table below sets forth certain information regarding the composition of the Company’s Board of Directors and regarding the Company’s executive officers who are not a director, including the terms of office of members of the Board of Directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine.  At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name (1)	Age (2)	Positions Held	Director Since (3)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date (4)		Percent of Class (5)

NOMINEES

Keith N. Congdon	54	Director	2007	2016	17,388	(12)	*
Kathleen R. Sachs	64	Director	2007	2016	8,047	(13)	*
David A. Splaine	56	Director	2007	2016	42,844	(14)	2.32%
Robert T. Wyman	51	Director	2007	2016	7,028	(15)	*

DIRECTORS CONTINUING IN OFFICE

Robert E. Balletto	59	Director, President and Chief Executive Officer	2004	2017	70,160	(6)	3.78%
Stephen L. Flynn	60	Director	2001	2017	10,193	(7)	*
Thomas L. Hamelin	59	Director	2000	2017	13,136	(8)	*
J. Richard Murphy	71	Director	2008	2017	16,068	(9)	*
Marybeth McInnis	53	Director	2007	2018	14,529	(10)	*
Mary L. Williams	63	Director	2005	2018	9,903	(11)	*

EXECUTIVE OFFICERS WHO ARE NOT A DIRECTOR

Frederick H. Weismann	67	Executive Vice President and Chief Operating Officer	N/A	N/A	14,003	(16)	*
Joseph W. Kennedy	56	Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A	36,595	(17)	1.98%
All directors and executive officers as a group (12 persons)					259,894		13.78%

*       Less than one percent.

(1)	The mailing address for each person listed is 2 East Main Street, Georgetown, Massachusetts 01833.
(2)	Information as of December 31, 2015.
(3)	With regard to Mr. Balletto, Mr. Flynn and Mr. Hamelin reflects initial appointment to the Board of Trustees of the mutual predecessor to Georgetown Bank (the “Bank”).
(4)	See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners.”
(5)	Based on 1,840,920 shares of common stock outstanding on March 24, 2016.
(6)

Includes 13,582 exercisable stock options, 7,315 shares of restricted stock over which Mr. Balletto has voting power, 894 shares owned by Mr. Balletto’s spouse, 27,860 shares owned through Georgetown Bank’s 401(k) plan and 10,320 shares held by the Georgetown Bank Employee Stock Ownership Plan.

(7)	Includes 2,240 exercisable stock options, 1,031 shares of restricted stock over which Mr. Flynn has voting power and 3,688 shares owned through an individual retirement account.
(8)	Includes 2,240 exercisable stock options, 1,031 shares of restricted stock over which Mr. Hamelin has voting power and 7,769 shares owned through an individual retirement account.
(9)

Includes 2,714 exercisable stock options, 1,479 shares of restricted stock over which Mr. Murphy has voting power, 1,635 shares owned through an individual retirement account and 2,000 shares owned by his spouse.

(10)	Includes 2,240 exercisable stock options and 1,031 shares of restricted stock over which Ms. McInnis has voting power.
(11)	Includes 2,260 exercisable stock options, 1,262 shares of restricted stock over which Ms. Williams has voting power and 1,260 shares owned through an individual retirement account.
(12)	Includes 2,240 exercisable stock options, 1,031 shares of restricted stock over which Mr. Congdon has voting power and 8,971 shares owned through an individual retirement account.
(13)	Includes 1,042 exercisable stock options, 1,031 shares of restricted stock over which Ms. Sachs has voting power and 1,700 shares owned through an individual retirement account.
(14)

Includes 2,240 exercisable stock options, 1,031 shares of restricted stock over which Mr. Splaine has voting power, 4,000 shares owned by his children, 5,000 shares owned by his spouse and 27,042 shares owned through an individual retirement account.

(15)	Includes 1,690 exercisable stock options and 1,031 shares of restricted stock over which Mr. Wyman has voting power.
(16)

Includes 3,588 exercisable stock options, 6,116 shares of restricted stock over which Mr. Weismann has voting power, 1,303 shares owned through Georgetown Bank’s 401(k) plan and 1,362 shares held by the Georgetown Bank Employee Stock Ownership Plan.

(17)

Includes 8,498 exercisable stock options, 4,862 shares of restricted stock over which Mr. Kennedy has voting power, 924 shares owned by Mr. Kennedy’s spouse, 602 shares owned through an individual retirement account, 5,686 shares owned through Georgetown Bank’s 401(k) plan and 7,052 shares held by the Georgetown Bank Employee Stock Ownership Plan.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating/Governance Committee and the Board of Directors to determine that the person should serve as a director.  Each director is also a director of Georgetown Bank, and each executive officer also is an executive officer of Georgetown Bank.

All of the nominees and directors continuing in office are residents of the communities served by the Company and Georgetown Bank and many of such individuals have operated, or currently operate, businesses located in such communities.  As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in the Company’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities.  Additionally, as residents of such communities, each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities.  As the holding company for a community banking institution, the Company believes that the local knowledge and experience of its directors assists the Company in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides the Company with greater business development opportunities.  As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists the Company in structuring its marketing efforts and community outreach programs.

Directors

Robert E. Balletto has been employed with Georgetown Bank since 1982 and has served as Chief Executive Officer since 1988. In July 2004, Mr. Balletto was elected to the Board of Directors of Georgetown Bank and was also appointed President. Mr. Balletto has over 36 years experience in the banking industry. As Chief Executive Officer, Mr. Balletto’s experience in leading the Company and the Bank and his responsibilities for the strategic direction and management of the Company’s day-to-day operations, bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Keith N. Congdon is the President and owner of Ambrosi Donahue Congdon & Co., P.C., a certified public accounting firm based in Newburyport, Massachusetts.  Prior to joining Ambrosi Donahue Congdon, Mr. Congdon began his career with Coopers & Lybrand (now PricewaterhouseCoopers) as an auditor of publicly traded companies.  He later joined The Stackpole Corporation in Boston, Massachusetts as a corporate officer and was actively involved in the initial public offering on the Toronto Stock Exchange of Stackpole Limited, a wholly-owned subsidiary, as well as the divestiture of a number of U.S. subsidiaries.  With over 30 years of extensive experience in both private industry and public accounting, Mr. Congdon provides tax, accounting and auditing services for closely-held businesses and their stockholders, primarily in manufacturing, technology and service industries.  As a certified public accountant (“CPA”)  and Chairman of the Board’s Audit Committee, Mr. Congdon brings to the Board of Directors his valuable experience in dealing with accounting principles, internal controls and financial reporting rules and regulations.

Stephen L. Flynn is the President and owner of Nunan Florist and Greenhouse, Inc., located in Georgetown, Massachusetts. Mr. Flynn’s 30 years of experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Thomas L. Hamelin has been a mechanical engineer for Varian Semiconductor, a subsidiary of Applied Materials, a semi-conductor equipment manufacturing firm, located in Gloucester, Massachusetts, since October 2010. Prior to that, Mr. Hamelin was a mechanical engineer for Tokyo Electron, a semi-conductor manufacturing firm, located in Beverly and Billerica, Massachusetts, since March 1998. Mr. Hamelin’s 37 years of experience in the engineering field with large manufacturing firms, combined with his leadership skills, bring a unique perspective to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Marybeth McInnis, Esquire owns McInnis Law Offices, a boutique law firm located in North Andover, Massachusetts, that has provided full-service estate planning services to the Merrimack Valley for more than 45 years. The firm specializes in counseling individuals and families at all asset and income levels with estate, business, tax, charitable and long-term care planning. Ms. McInnis is actively involved with many local charitable organizations and has served on the Board of Trustees of Merrimack College since July of 2008 and the Board of Trustees of the James W. O’Brien Foundation, Inc., since June of 2000.  As an experienced attorney, Ms. McInnis brings to the Board valuable perspective on legal and legal-related issues that may arise in the operations and management of the Company and the Bank.

J. Richard Murphy is the President and Managing Director of Grey Rock Partners, LLC located in Boston, Massachusetts. Grey Rock Partners, LLC offers Corporate Advisory Services to mid-sized privately held companies and their owners. Grey Rock's services include mergers and acquisitions (both sell-side and buy-side representations), the placement of senior and mezzanine debt, corporate divestiture, and strategic consulting centered on maximizing stockholder value. With his extensive financial experience in mergers and acquisitions and other transactions centered on maximizing stockholder value and more than 26 years of prior banking experience, including three years as a Chief Executive Officer of a $1.4 billion, 22 branch commercial bank, Mr. Murphy provides the Board with valuable insight on these and others matters that are beneficial to the Company in evaluating potential strategic transactions, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Kathleen R. Sachs, CFP is the founder and a principal of Sachs Financial Planning, a financial planning firm in Georgetown, Massachusetts. Ms. Sachs is the Assistant Corporate Secretary for the Company and Georgetown Bank. Ms. Sachs has been in financial services since 1986. With her extensive financial experience in insurance, investments and risk management, Ms. Sachs provides the Board with valuable insight on these and others matters that are central to the operations of the Bank in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

David A. Splaine is President of Spinnaker Associates, a Portsmouth, New Hampshire based consulting company, which focuses on financial institutions (banks and insurance), sports teams and arenas.  In addition, he is President of Linwood Cemetery, Haverhill, Massachusetts, and serves on the Executive Advisory Board for the Wells Fargo Bank Corporate banking group and several non-profit organizations including the Governor’s Academy, Wentworth Home, and Chase Home for Children. From 2001 to 2006 he served as Senior Vice President of Sales for the TD Garden and Boston Bruins.  Prior experience includes lending positions at Fleet Bank (now Bank of America).  He also served as a director of the Boston Celtics Limited Partnership (NYSE), and is currently a director of several private companies. Mr. Splaine’s extensive business experience in a range of industries and disciplines, combined with his leadership skills, knowledge of our market, and sensitivity to the economy, brings valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Mary L. Williams was employed from 2002 at North Shore Community College, providing budget management for institutional federal grants, until her retirement in 2015. She also served as the Director of EdLink and coordinated development of a five-year strategic plan for the College. Prior to that, she was Vice President of Administration and Finance for Massachusetts College of Art. Ms. Williams’ extensive experience in higher education and management, combined with her leadership skills, knowledge of our market, and financial management experience, brings valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Robert T. Wyman, Esquire is an attorney and partner at the law firm Wyman & Barton, LLC, of Chelmsford, Massachusetts, representing clients in the areas of civil and criminal litigation, real estate litigation and real estate conveyance. Mr. Wyman also serves as corporate counsel for Harte-Hanks, Inc., a domestic and international marketing company that services several Fortune 500 companies. In addition to his service on Georgetown’s Board, Mr. Wyman previously served on the Lowell Boys Club Board of Directors for ten years, and has served on several other local, non-profit Boards. As an experienced attorney, Mr. Wyman brings to the Board valuable perspective on legal and legal-related issues that may arise in the operations and management of the Company and the Bank.

Executive Officers of the Company who are not Directors

Frederick H. Weismann began employment with Georgetown Bank in August 2011 as Vice President and Senior Commercial Lending Officer.  Mr. Weismann was promoted to Senior Vice President and Senior Commercial Lending Officer in April 2013 and promoted to Executive Vice President and Chief Operating Officer in September 2014.  Mr. Weismann served as Senior Vice President and New Hampshire Market Manager with Pentucket Bank, based in Haverhill, Massachusetts from 2007 to 2011.  Prior to that, he served in various Chief Credit Officer and Credit Administration roles in community and regional banks in New England and upstate New York.

Joseph W. Kennedy began employment with Georgetown Bank in 1999 as Vice President and Chief Financial Officer.  Mr. Kennedy has served as Senior Vice President and Chief Financial Officer since January 2004 and Treasurer since April 2003. In October 2006, Mr. Kennedy was elected as Corporate Secretary for the Company and Georgetown Bank. Prior to joining Georgetown Bank, Mr. Kennedy served as Chief Financial Officer for National Grand Bank of Marblehead, Massachusetts for four years and Ipswich Bank, Ipswich Massachusetts for eight years. Both companies were stock institutions.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock.  SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis.  Based on the Company’s review of such ownership reports, the Company believes that no executive officer or director of the Company failed to timely file such ownership reports for the year ended December 31, 2015.

Board Independence

The Board of Directors has determined that, except for Mr. Balletto, each member of the Board of Directors is an “independent director” within the meaning of Rule 5605 of the NASDAQ corporate governance listing standards.  Mr. Balletto is not considered independent because he serves as an executive officer of the Company.  In determining the independence of the independent directors, the Board of Directors reviewed the following transactions, which are not required to be reported under “—Transactions With Certain Related Persons,” below:

Loans made in the normal course of business with Georgetown Bank

Director	Total Potential/ Outstanding Loan Balances as of December 31, 2015

Stephen L. Flynn	$1,786,949
David A. Splaine	350,000
Thomas L. Hamelin	150,000
Mary L. Williams	14,236
Total	$2,301,185

Sales of merchandise to Georgetown Bank

Director	Sales for the year ended December 31, 2015

Stephen L. Flynn	$26,591

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by J. Richard Murphy, who is a non-executive director. This structure ensures a greater role for the independent directors in the oversight of Georgetown Bancorp, Inc. and Georgetown Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

The Board of Directors is actively involved in oversight of risks that could affect Georgetown Bancorp, Inc.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Georgetown Bancorp, Inc., including credit, financial, operational, liquidity, legal and regulatory risks.  Risks relating to the direct operations of Georgetown Bank are further overseen by the Board of Directors of Georgetown Bank, who are the same individuals who serve on the Board of Directors of Georgetown Bancorp, Inc.  The Board of Directors of Georgetown Bank also has additional committees that conduct risk oversight separate from the committees of Georgetown Bancorp, Inc.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Meetings and Committees of the Board of Directors

General. The business of the Company is conducted at regular and special meetings of the full Board of Directors and its standing committees. In addition, the “independent” members of the Board of Directors meet in executive sessions on a monthly basis, including 12 meetings during the year ended December 31, 2015. The standing committees include the Executive, Compensation, Nominating/Governance and Audit Committees. During the year ended December 31, 2015, the Board of Directors held 12 regular meetings and no special meetings of Georgetown Bancorp, Inc. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of:  (1) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

While the Company has no formal policy on director attendance at annual meetings of stockholders, all directors are encouraged to attend. All of the directors attended last year’s Annual Meeting of Stockholders.

Executive Committee. The Executive Committee consists of directors J. Richard Murphy,  (Chairman),  Keith N. Congdon, Stephen L. Flynn, Marybeth McInnis, Kathleen R. Sachs, David A. Splaine and Mary L. Williams.  The Executive Committee meets as needed to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors.  The Executive Committee met once during the year ended December 31, 2015.

Nominating/Governance Committee.  The Nominating/Governance Committee consists of directors Mary L. Williams,  (Chairperson),  Thomas L. Hamelin and Robert T. Wyman.  Each member of the Nominating/Governance Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.georgetownbank.com.  The Committee met four times during the year ended December 31, 2015.

The primary function of the Nominating/Governance Committee is to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval. The Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service, or if the Committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Committee would solicit suggestions for director candidates from all members of the Board of Directors as well as the Chief Executive Officer.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  During the year ended December 31, 2015, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.  The Nominating/Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•

Own beneficially at least 100 shares of capital stock of the Company initially at the time of appointment, and within a period of five years from the date of appointment, acquire a total of 4,000 shares of capital stock; unless otherwise exempted from this provision due to hardship, as determined by a majority vote of the Executive Committee;

•	Be well known or active in the affairs of at least one community served by Georgetown Bank;

•	Live or work in Georgetown Bank’s market area;

•	Add diversity to the Board as defined by skills, knowledge, and experience;

•	Have a background that causes no potential risk to the reputation of Georgetown Bank or the Company;

•	Derive no personal gain by serving on the Board, other than Board fees and benefits from stock benefit plans of Georgetown Bank or the Company;

•	Be of the highest integrity and above reproach;

•	Be able to devote the time necessary to perform the responsibilities of a Director;

•	Have the energy, desire and focus required to attend meetings attentively;

•	Have the education experience and intellect to perform and understand the duties of a Director;

•	Be willing to work with and interact with other Board members, acknowledging their positions and contributions;

•	Be open to considering and offering new ideas and proposals; and

•	Be an age of 75 or younger at the time of appointment/re-election.

Finally, the Nominating/Governance Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.  When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, the Nominating/Governance Committee and the Board of Directors focused primarily on the information included in each of the directors’ individual biographies set forth above. The Nominating/Governance Committee and the Board of Directors do not have a diversity policy.  However, as noted above, in identifying nominees for directors consideration is given to the diversity of skills, knowledge, and experience among the directors so that a variety of points of view are represented in Board discussions and deliberations concerning the Company’s business.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating/Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating/Governance Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 2 East Main Street, Georgetown, Massachusetts 01833.

The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•

the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.” No submission for Board nominees was received by the Company for the Annual Meeting.

There have been no material changes to these procedures since they were previously disclosed in the Company’s proxy statement for the 2015 annual meeting of stockholders.

Stockholder Communications with the Board of Directors.  A stockholder of the Company who wishes to communicate with the Board of Directors or with any individual director may write to the Corporate Secretary of the Company, 2 East Main Street, Georgetown, Massachusetts 01833, Attention:  Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee.  The Audit Committee consists of directors Keith N. Congdon (Chairman),  Marybeth McInnis and Kathleen R. Sachs. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that Director Congdon qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm in connection with the audit of the Company’s annual consolidated financial statements;

•

in consultation with the independent registered public accounting firm and the Company’s internal audit firms, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•

considering whether the provision of services by the independent registered public accounting firm not related to the annual audit and quarterly reviews is consistent with maintaining its independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit firms’ staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

The Audit Committee met five  times during the year ended December 31, 2015.  The Audit Committee reports to the Board of Directors on its activities and findings.  The Board of Directors has adopted a written charter for the Audit Committee, which is available at the Company’s website at www.georgetownbank.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2015; and

•

Discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”)  Auditing Standard No. 16,  Communications With Audit Committee; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence; and

•	Pre-approved all audit, audit-related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

In addition, the Audit Committee approved the appointment of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016, subject to the ratification of the appointment by the stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and this report shall not otherwise be deemed “soliciting material” or filed with the SEC subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

This report has been provided by the Audit Committee:

Keith N. Congdon, Chairman

Marybeth McInnis

Kathleen R. Sachs

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Ethics is available on the Company’s website at www.georgetownbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Compensation Committee

The Compensation Committee, consisting of independent directors Kathleen R. Sachs (Chairperson),  Stephen L. Flynn and Mary L. Williams, generally determines salary and other compensation for employees, including the Named Executive Officers, as defined below. Each member of the Compensation Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Compensation Committee meets in executive session to determine such salaries.  The Compensation Committee met eight times in the year ended December 31, 2015. The Board of Directors has adopted a written charter for the Compensation Committee, which is available at the Company’s website at www.georgetownbank.com.

Executive Compensation

The Board of Directors’ philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of stockholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation; and

•	To maintain compensation levels that are competitive with other financial institutions and particularly those in the Company’s peer group based on asset size and market area.

The Board of Directors considers a number of factors in its decisions regarding executive compensation and benefits including, but not limited to, the level of responsibility and performance of the individual executive officer, the overall performance of the Company, and consideration of industry, community bank peers and local market conditions. Base salary levels of the Company’s and Georgetown Bank’s executive officers are set to reflect the duties and responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area. In setting base salaries, the Board of Directors also considers a number of factors relating to each executive officer, including individual performance, job responsibilities, experience level, ability and the knowledge of the position, and overall performance of the Company and the Georgetown Bank.  These factors are considered subjectively, and where possible quantitatively, and are weighted partially by those aspects deemed more significant than others.  Such a weighting of these evaluation factors will vary from year to year in response to the strategic plan and current market conditions. The Board of Directors also considers the recommendations of the Chief Executive Officer with respect to the compensation of the other executive officers.  The Board of Directors and the Chief Executive Officer review the same information in connection with these performance evaluations and related recommendations of these executives.

The Board of Directors did not increase the base salary level of Mr. Balletto, Mr. Weismann and Mr. Kennedy, Named Executive Officers of the Company, in the year ended December 31, 2015.

The Compensation Committee did not use the services of a compensation consultant to advise the Committee with respect to executive or director compensation for the 2015 calendar year.

Executive Compensation

The following table sets forth for the years ended December 31, 2015 and December 31, 2014 certain information as to the total remuneration paid by the Company to Mr. Balletto, who serves as President and Chief Executive Officer, Mr. Weismann, the Company’s Executive Vice President and Chief Operating Officer and Mr. Kennedy, the Company’s Senior Vice President and Chief Financial Officer and Treasurer (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)	Option awards ($) (1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (2)	Total ($)
Robert E. Balletto,	2015	200,000	—	54,756	9,015	20,400	—	76,385	360,556
President and Chief Executive Officer	2014	194,000	—	49,434	17,853	23,270	—	77,889	362,446

Frederick H. Weismann,	2015	175,000	—	46,332	23,800	19,593	—	21,836	286,561
Executive Vice President and Chief	2014	151,689	—	29,660	10,712	20,507	—	23,322	235,890
Operating Officer

Joseph W. Kennedy,	2015	140,100	—	30,186	15,506	9,247	—	52,414	247,453
Senior Vice President and Chief Financial	2014	136,000	5,000	26,365	9,522	16,925	—	53,692	247,504
Officer and Treasurer

(1)

Reflects the aggregate grant date fair value of restricted stock or option awards granted during the applicable year.  The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The assumptions used in the valuation of these awards are included in Notes 2 and 12 to our audited financial statements for the years ended December 31, 2015 and 2014 as included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.

(2)	Consists of the following payments:

Officer	Year	401(k) Plan ($)	Employee Stock Ownership Plan ($)	Imputed Value of Term Life Insurance From Endorsement Agreement ($)	Executive Owned Life Insurance ($)	Executive Disability Insurance ($)	Club Membership Dues ($)	Dividends Received On Unvested Restricted Shares ($)

Robert E. Balletto	2015	12,000	14,536	12,120	31,350	1,076	3,500	1,803
	2014	11,747	17,513	11,320	31,350	1,076	3,250	1,633

Frederick H.	2015	11,730	9,069	—	—	—	—	1,037
Weismann	2014	11,316	11,330	—	—	—	—	676

Joseph W. Kennedy	2015	9,421	10,185	4,680	26,338	689	—	1,101
	2014	8,579	12,892	4,150	26,338	689	—	1,044

Employment Agreements. Georgetown Bank has entered into employment agreements with Messrs. Balletto and Kennedy, which agreements were renewed in March 2015. Each of these agreements has a term of 36 months. On an annual basis, the Board of Directors of Georgetown Bank will conduct a performance review of Mr. Balletto’s performance and Mr. Balletto, as President and Chief Executive Officer, will conduct a performance review of Mr. Kennedy’s performance, which shall be further reviewed by the Board of Directors. At least six months prior to the expiration of the term of the employment agreements, the Board of Directors will review each executive’s performance for purposes of determining whether to renew the agreements for an additional term of up to three years. The Board’s decision whether or not to renew each agreement will be provided in a written notice to the applicable executive at least 60 days prior to the expiration of the term.

Under the agreements, the base salaries for Messrs. Balletto and Kennedy are $200,000 and $140,100, respectively. In addition to the base salary, each agreement provides for, among other things, participation in other benefits as provided to other full time employees of Georgetown Bank. The agreements also acknowledge that the executives and Georgetown Bank have entered into endorsement split dollar agreements with the executives with a pre-retirement death benefit of $2.0 million for Mr. Balletto and $1.0 million for Mr. Kennedy. The employment agreements require Georgetown Bank to make a tax-adjusted compensation payment towards the purchase of a life insurance policy to be owned by the executive with a death benefit of $1.0 million.

In addition, the agreements provide for reimbursement of ordinary and necessary business expenses incurred in connection with the performance of the duties under the respective agreements and subject to the approval of the Board of Directors of Georgetown Bank.

The agreements provide for termination by Georgetown Bank for cause at any time, in which event the executive will have no right to receive compensation or other benefits for any period after termination. In the event the executive’s employment is terminated by the Bank for any reason, including a resignation for good reason (as defined in the employment agreements), but excluding termination due to retirement or disability or for cause or for termination following a change in control, the executive would be entitled to a payment equal to two times, in the case of Mr. Balletto, and one times, in the case of Mr. Kennedy, the sum of the highest annual rate of base salary, as well as the continuation of life insurance (including coverage under the endorsement split dollar agreement), medical and dental insurance coverage for two years in the case of Mr. Balletto and one year in the case of Mr. Kennedy.  In addition, the executive would be entitled to a cash payment equal to two times, in the case of Mr. Balletto, and one times in the case of Mr. Kennedy, the tax-adjusted compensation payment towards the individually-owned life insurance policy. The executive would also fully vest in all non-vested stock options and/or restricted stock that have been granted to him. In the event such termination occurs following a change in control, each executive would be entitled to the payment of a cash severance payment equal to three times his highest annual rate of base salary and three times the tax-adjusted compensation payment towards individually-owned life insurance. The executive would also fully vest in all non-vested stock options and/or restricted stock that have been granted to him. For purposes of the executive’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (1) a failure to elect or reelect or to appoint or reappoint the executive to the executive position; (2) a substantial adverse and material change in executive’s function, duties or responsibilities, (3) a material reduction to base salary and benefits from those being provided as of the effective date of the employment agreement (except for any reduction that is part of an employee-wide reduction in benefits), (4) a relocation of executive’s principal place of employment more than 25 miles from Georgetown Bank’s principal executive offices as determined at the date of the agreement, (5) a liquidation or dissolution of Georgetown Bank, (6) a material breach of the employment agreement by Georgetown Bank, or (7) the failure of the Board to renew the employment agreement or provide a similar employment agreement at the end of the current term by issuing a non-renewal notice to the executive no later than 60 days before the end of the term.  If an event constituting “good reason” occurs, the executive is required to give Georgetown Bank notice within 90 days (15 days if the good reason is non-renewal of the agreement), and Georgetown Bank will have 30 days to correct the good reason, however, the 30 day period may be waived by Georgetown Bank.

Notwithstanding the foregoing, as a condition to receiving the payments set forth above, Messrs. Balletto and Kennedy shall be required to execute a release of claims against Georgetown Bank, Georgetown Bancorp, Inc. and any affiliate. If the payments to either executive under their respective agreements made in connection with a change in control would result in an excess parachute payment under Section 280G of the Internal Revenue Code, the benefits payable to such executive would be reduced to avoid the excess parachute payment. The reduction would be up to an amount, the value of which results in a benefit that is one dollar less than the amount that would trigger an excess parachute payment.

In the event that their employment was terminated for a reason entitling them to severance payments under the employment agreements, Messrs. Balletto and Kennedy would receive an aggregate cash severance payment of approximately $462,700 and $166,438, respectively, if the event of termination occurred prior to a change in control and $694,050 and $499,314, respectively, if the termination occurred following a change in control, based upon current levels of compensation, subject to reduction to avoid an excess parachute payment, if applicable. The cash severance payment will be paid within 30 days of termination.

Under each employment agreement, if an executive is terminated due to disability (as defined in his  employment agreement), he will be entitled to continued life insurance and non-taxable medical and dental coverage substantially comparable to the coverage maintained prior to termination due to disability (except to the extent such coverage is changed for all employees or not available on an individual basis following disability)  until the earlier of:  (1) the executive’s return to full-time employment with Georgetown Bank; (2) the executive’s employment by another employer; (3) the executive’s attainment of age 65; (4) the executive’s death, or (5) 24 months following the executive’s termination due to disability.

Upon retirement at age 65 or in accordance with any retirement policy established by the Board of Directors and agreed to, in writing, by the executive, the executive will be entitled to benefits under such retirement policy and other plans to which he is a party but shall not be entitled to any benefit payments specifically as a result of the employment agreement.

Each employment agreement requires the executive not to compete with Georgetown Bank for a period of one year following a termination of employment for which the executive receives severance payments as the result of an involuntary termination or resignation for good reason (other than a termination of employment following a change in control).

In addition, the Company has entered into three-year employment agreements with Messrs. Balletto and Kennedy, on substantially the same terms as the employment agreements with Georgetown Bank, except as follows. The holding company employment agreements do not provide duplicative benefits, but rather, reinforce the obligation of Georgetown Bank by providing for the payments required under the employment agreements to the extent that such payments are not or cannot be made by the Bank. The agreements with the Company do not have an automatic reduction in benefits in the event of an excess parachute payment, but such agreements also do not provide for a tax “gross up.” In addition, certain regulatory requirements that are only required to be included in employment agreements between the executives and Georgetown Bank are not included in the employment agreements with the Company.

Change in Control Agreement. Georgetown Bank has entered into a change in control agreement with Frederick H. Weismann. The change in control agreement has a term of 12 months. Subject to a comprehensive review by the President and Chief Executive Officer of Georgetown Bank within 30 days prior to the anniversary date of the agreement and his recommendation of renewal to the Board of Directors, the agreement may be renewed by the Board of Directors for an additional 12 months. If the Board of Directors determines not to renew the agreement and gives Mr. Weismann timely written notice of non-renewal, the change in control agreement will terminate on the anniversary date. Notwithstanding the foregoing, if the change in control agreement is in effect on the effective date of a change in control, the agreement will automatically renew on such date and will expire 12 months following the change in control.

In the event of a change in control (as defined in the agreement) followed by Mr. Weismann’s involuntary termination of employment (other than for cause) or his resignation for good reason, Mr. Weismann will receive a cash severance payment equal to one times his annual base salary, provided that, in the event that the payment under the change in control agreement when aggregated with other payments to which Mr. Weismann would be entitled as the result of a change in control would constitute parachute payments and trigger an excise tax on the excess parachute payment, then the payment under the change in control agreement would be reduced to avoid this result.  Under the change in control agreement, “good reason” would include any of the following events: (1) the failure to elect or reelect or appoint or reappoint Mr. Weismann to his executive position, unless consented to by Mr. Weismann;  (2) a substantial adverse and material change in Mr. Weismann’s function, duties and responsibilities; (3) a substantial and material reduction in his annual compensation or benefits from those being provided immediately prior to the change in control (except for any reduction that is part of an employee-wide reduction in pay or benefits); (4) a liquidation or dissolution of Georgetown Bank; (5) a relocation of his principal place of employment by more than 25 miles from its location immediately prior to the change in control, or (6) a material breach of the change in control agreement by  Georgetown Bank.  In the event Mr. Weismann has good reason to terminate, he must give notice of his resignation for good reason within 90 days of the initial event that gave rise to the right to terminate and Georgetown Bank, or its successor, will have 30 days to cure the good reason, provided that such 30-day period may be waived by Georgetown Bank, or its successor.

In the event Mr. Weismann’s termination occurs following a change in control under circumstances that would entitle him to a benefit under the change in control agreement, he would be entitled to a severance payment of approximately $175,000 if such termination were to occur in 2016.

Benefit Plans

Incentive Compensation Plan. Georgetown Bank maintains an incentive compensation plan to provide incentives and awards to employees in order to support Georgetown Bank’s organizational objectives and financial goals. Full-time and part-time employees employed for a minimum of six continuous months during the plan year are eligible to participate in the incentive compensation plan.  Eligible participants who have been employed by Georgetown Bank for less than one year may receive a prorated incentive award.  The award is calculated based on the achievement of Company-wide, department and individual goals, the mix and weighting of which will vary from year to year and which are approved annually by the Board of Directors. Distribution of the incentive award is generally made within 30 days of the end of the plan year.  Employees whose performance level does not meet expectations may not be eligible for an incentive payout.

For the year ended December 31, 2015,  Mr. Balletto’s plan provides for a target payment of $36,000, or 18% of current annual salary with the following performance categories: (1) achievement of return on assets (“ROA”) targets; (2) achievement of efficiency ratio targets. The target payment can be increased on a sliding scale for improvement in all of the performance categories.   For the year ended December 31, 2015,  Mr. Weismann’s plan provides for a target payment of $24,500, or 14% of current annual salary with the following performance categories: (1) achievement of ROA targets; (2) achievement of commercial and retail checking account deposit growth targets; (3) achievement of commercial loan growth targets; (4) achievement of fee income targets associated with Small Business Association (“SBA”) loans. The target payment can be increased on a sliding scale for improvement in all of the performance categories.   For the year ended December 31, 2015,  Mr. Kennedy’s plan provides for a target payment of $15,409, or 11% of current annual salary with the following performance categories: (1) achievement of ROA targets; (2) achievement of efficiency ratio targets; (3) achievement of net interest margin percentage targets. The target payment can be increased on a sliding scale for improvement in all of the performance categories.

Supplemental Disability Benefit Plan for Senior Executives.  In connection with the restatement of Georgetown Bank employment agreements in April 2012, the Bank entered into a supplemental disability benefit plan for the benefit of Messrs. Balletto and Kennedy.  A similar benefit had previously been provided under the executives’ prior employment agreements but was removed in the 2012 employment agreements and incorporated into a separate plan document. Under this plan, in the event the executive suffers a disability covered under the plan, the executive will be entitled to 66% of the sum of their base salary and average bonus paid over the last 36 months, reduced by (x) the maximum disability benefit paid or expected to be paid to the executive under the group disability benefit program sponsored by Georgetown Bank and (y) any disability benefit paid or expected to be paid under any disability insurance plan purchased by the executive with a payment from Georgetown Bank.  In the event that the disability policy identified in “(x)” or “(y)” fails to pay a disability benefit to the executive that would be expected to be paid under said policy or program, Georgetown Bank generally will not be liable to pay such benefit under this plan but will only be liable for payment of the disability benefit as determined under the formula set forth above.  The compensation committee of Georgetown Bank will be the administrator of the plan.  The compensation committee shall determine, with objective medical input, whether an executive is disabled.  For these purposes, disability (or disabled) means that the executive has suffered a disability as defined in the Georgetown Bank’s group disability policy.

Supplemental Retirement Plan. Georgetown Bank previously adopted an Executive Supplemental Retirement Agreement for Messrs. Balletto and Kennedy.  Effective June 30, 2008,  Georgetown Bank restructured the individual

Executive Supplemental Retirement Agreements by establishing a Supplemental Retirement Plan.  Like its predecessor, the Supplemental Retirement Plan is a non-tax-qualified, deferred compensation plan.  The Supplemental Retirement Plan has been written to comply with Section 409A of the Internal Revenue Code.  Messrs. Balletto and Kennedy are the only participants in the Supplemental Retirement Plan.  Each participant is required to enter into a participation agreement evidencing his participation in the plan.

Each executive will receive the normal retirement benefit under the Supplemental Retirement Plan if he remains employed with Georgetown Bank until he attains age 65 or has a separation from service within two years of a change in control.  The normal retirement benefit is a lump sum amount that is the actuarial equivalent of an annual lifetime benefit of 45% of the executive’s final average compensation, multiplied by a fraction, the numerator of which is the executive’s years of employment with the Bank and the denominator of which is 23.  The executive’s final average compensation is based on the three fiscal years of the last five fiscal years of employment with Georgetown Bank in which the executive’s base salary and bonus was the highest.  If the executive has a separation from service prior to age 65 (other than due to death, disability or cause), the executive is entitled to his accrued annuity benefit calculated in the manner set forth above, and if applicable multiplied by the executive’s vesting rate set forth in his participation agreement.  If the executive is less than age 62 at the time of commencement of the supplemental benefit, his benefit will be further reduced by 5% per year for each year prior to age 62 that the benefit payment commences.

If the executive dies prior to attaining age 65, while employed by Georgetown Bank, the executive’s beneficiary will be entitled to a death benefit equal to the present value of executive’s accrued annuity benefit as of executive’s date of death, without any pre-retirement reductions.  In the event of the executive’s disability while employed at Georgetown Bank, the executive will be entitled to a disability benefit, payable commencing at age 65 (unless an alternative commencement time is elected by the executive) as if executive had continued to work until age 65 and assuming that executive’s base salary increased 5% per year for each year until age 65.  Each executive entered into an election to have the disability benefit paid at the time of disability determination.

In the event of a change in control of Georgetown Bancorp, Inc. and/or Georgetown Bank followed within two years by executive’s involuntary termination of employment or voluntary termination for good reason, the executive will be entitled to a supplemental benefit calculated as if the executive had attained age 65 and his base salary had increased 5% per year until such time; provided, however, the benefit will be reduced, if necessary, to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

The Company accrued $139,000 and $117,000 in compensation expense for the years ended December 31, 2015 and December 31, 2014, respectively, towards the benefit applicable to these agreements for Messrs. Balletto and Kennedy.

Endorsement Split Dollar Death Benefits. In January 2002, in conjunction with the adoption of the Executive Supplemental Retirement Agreement, Georgetown Bank adopted collateral assignment Split Dollar Plan Agreements with the two executives covered by the Executive Supplemental Retirement Plan.  As the result of both the Sarbanes-Oxley Act of 2002 and tax law changes, including the enactment of Section 409A of the Internal Revenue Code, Georgetown Bank determined that it was in the best interest of the Bank to unwind the collateral assignment equity split dollar agreements by having the executives transfer the life insurance policies in their name to Georgetown Bank.  In consideration for the termination of this agreement and policy transfer, effective June 30, 2008, the Bank entered into endorsement split dollar life insurance agreements with each of Messrs. Balletto and Kennedy providing additional death benefits during employment and in limited circumstances thereafter, and also agreed to compensate the executives for their purchase of individually-owned life insurance policies that are intended to survive termination of employment (more fully discussed above under “Employment Agreements”).  Under the endorsement split dollar agreements, each executive (or his designated beneficiary) is entitled to share in the proceeds under a life insurance policy owned by Georgetown Bank in the event of his death prior to termination of employment (or, in the event of a change in control, in the event of his death within 36 months of the change in control).  In addition, in the event of the executive’s involuntary termination of employment by Georgetown Bank or executive’s resignation for “good reason” (as defined in each executive’s employment agreement) executive shall continue to be covered by the endorsement split dollar agreement for 36 months following such termination of employment.  Under the endorsement split dollar life insurance agreements, the death benefit for Mr. Balletto is $2.0 million and for Mr. Kennedy is $1.0 million.

Stock Benefit Plans

Equity Incentive Plan. The Board of Directors adopted, and in October 2009 stockholders approved, the Georgetown Bancorp, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) and in May 2014 stockholders approved the Georgetown Bancorp, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”) to provide officers, employees and directors of the Company and Georgetown Bank with additional incentives to promote the growth and performance of the Company. The Equity Incentive Plans give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

Subject to permitted adjustments for certain corporate transactions, the 2009 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 180,035 shares of Company common stock (split-adjusted) pursuant to grants of restricted stock awards, incentive stock options, non-qualified stock options and stock appreciation rights; provided, however, that shares of stock used to fund stock options greater than 98,000 shares (split-adjusted) must be obtained through stock repurchases and shares of stock used to fund restricted stock awards greater than 39,200 shares (split-adjusted) must be obtained through stock repurchases. The 2014 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 44,000 shares of Company common stock pursuant to grants of restricted stock awards and no more than 110,000 shares pursuant to the exercise of incentive stock options, non-qualified stock options and stock appreciation rights.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2015 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Robert E. Balletto	3,600	—	(2)	9.33	2/22/2020	—	(2)	—
	2,736	684	(3)	9.55	2/22/2021	684	(3)	12,941
	1,512	1,008	(4)	9.58	2/22/2022	1,008	(4)	19,071
	1,500	2,250	(5)	14.00	2/22/2023	2,250	(5)	42,570
	660	2,640	(6)	14.98	2/22/2024	2,640	(6)	49,949
	—	4,880	(7)	17.55	2/22/2025	3,120	(7)	59,030

Frederick H. Weismann	378	252	(4)	9.58	2/22/2022	252	(4)	4,768
	1,000	1,500	(5)	14.00	2/22/2023	1,500	(5)	28,380
	396	1,584	(6)	14.98	2/22/2024	1,584	(6)	29,969
	—	3,960	(7)	17.55	2/22/2025	2,640	(7)	49,949

Joseph W. Kennedy	2,160	—	(2)	9.33	2/22/2020	—	(2)	—
	1,728	432	(3)	9.55	2/22/2021	432	(3)	8,173
	981	657	(4)	9.58	2/22/2022	657	(4)	12,430
	1,100	1,650	(5)	14.00	2/22/2023	1,650	(5)	31,218
	352	1,408	(6)	14.98	2/22/2024	1,408	(6)	26,639
	—	2,580	(7)	17.55	2/22/2025	1,720	(7)	32,542

(1)	Based upon the $18.92 closing price per share of our common stock on December 31, 2015.
(2)	Represents option awards and stock awards granted February 22, 2010 that vest 20% per year over five years beginning February 22, 2011.

(3)	Represents option awards and stock awards granted February 22, 2011 that vest 20% per year over five years beginning February 22, 2012.
(4)	Represents option awards and stock awards granted February 22, 2012 that vest 20% per year over five years beginning February 22, 2013.
(5)	Represents option awards and stock awards granted February 22, 2013 that vest 20% per year over five years beginning February 22, 2014.
(6)	Represents option awards and stock awards granted February 22, 2014 that vest 20% per year over five years beginning February 22, 2015.
(7)	Represents option awards and stock awards granted February 22, 2015 that vest 20% per year over five years beginning February 22, 2016.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2015 certain information as to the total remuneration paid to directors other than Mr. Balletto, who receives no compensation for being a director.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2015

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation (2)	Total ($)
Keith N. Congdon	12,000	10,881	5,292	199	28,372
Stephen L. Flynn	17,600	10,881	5,292	199	33,972
Thomas L. Hamelin	9,000	10,881	5,292	199	25,372
Marybeth McInnis	11,200	10,881	5,292	199	27,572
J. Richard Murphy	16,350	15,795	7,682	281	40,108
Kathleen R. Sachs	16,650	10,881	5,292	199	33,022
David A. Splaine	15,950	10,881	5,292	199	32,322
Mary L. Williams	14,650	13,338	6,487	237	34,712
Robert T. Wyman	13,750	10,881	5,292	199	30,122

(1)

Reflects the aggregate grant date fair value of 620 shares of restricted stock and 930 stock option awards granted to each director on February 22, 2015, except for J. Richard Murphy who received 900 shares of restricted stock and 1,350 stock option awards and Mary L. Williams who received 760 shares of restricted stock and 1,140 stock option awards.  The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718.  The assumptions used in the valuation of these awards are included in Notes 2 and 12 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.  At December 31, 2015, each director had 1,621 vested but unexercised stock options, 1,432 unvested stock options and 1,123 unvested shares of restricted stock, except for J. Richard Murphy who had 1,822 vested but unexercised stock options, 2,051 unvested stock options and 1,602 unvested shares of restricted stock,  Mary L. Williams who had 1,514 vested but unexercised stock options, 1,724 unvested stock options and 1,345 unvested shares of restricted stock, Kathleen R. Sachs who had 423 vested but unexercised stock options, 1,143 unvested stock options and 1,123 unvested shares of restricted stock and Robert T. Wyman who had 1,071 vested but unexercised stock options, 1,423 unvested stock options and 1,123 unvested shares of restricted stock.

(2)	Reflects dividends received on unvested restricted shares.

Directors’ Compensation

Each of the individuals who serves as a director of the Company also serves as a director of Georgetown Bank and earns director fees in that capacity, with the exception of Mr. Balletto, who receives no compensation for being a director.  The Chairman of the Board receives a $10,000 annual retainer, paid quarterly and $500 per meeting attended. The Vice Chairman of the Board receives a $5,000 annual retainer, paid quarterly and $500 per meeting attended. All other directors of Georgetown Bank receive a $3,200 annual retainer, paid quarterly and $400 per meeting attended. Each director serving on a Board of Directors’ committee is paid a fee of $250 per meeting attended, except for the Audit Committee for which the fee is $500 per meeting attended.  The Chairman of each committee receives an additional $100 per meeting attended. The Assistant Secretary receives an additional $300 per Board of Directors’ meeting for recording of minutes. For the year ended December 31, 2015,  Georgetown Bank paid a total of $127,200 in director fees.

Transactions with Certain Related Persons

All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons.  Such transactions must be approved by the Audit Committee of the Company following a review for potential conflicts of interest.  In the ordinary course of business, Georgetown Bank makes loans available to its directors, officers and employees.  These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Georgetown Bank.  These loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to the Company.  Section 402 of the Sarbanes-Oxley Act of 2002 does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to Georgetown Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Baker Newman & Noyes, P.A., LLC for the Company’s year ending December 31, 2016.  If the ratification of the appointment of Baker Newman & Noyes, P.A., LLC is not approved by a majority of the votes present and entitled to vote at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

A representative of Baker Newman & Noyes, P.A., LLC is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

The Company was notified that Shatswell, MacLeod & Company, P. C., the Company’s previous independent registered public accounting firm, combined its audit practice (the “Merger”) with Baker Newman & Noyes, P.A., LLC.  As a result of the Merger, effective August 17, 2015, Shatswell, MacLeod & Company, P. C. resigned as the Company’s independent registered public accounting firm and Baker Newman & Noyes, P.A., LLC, as the successor to Shatswell, MacLeod & Company, P. C. following the Merger, was engaged as the Company’s independent registered public accounting firm.  The Company’s Audit Committee was notified of the Merger and the effective resignation of Shatswell, MacLeod & Company, P. C. and approved the engagement of Baker Newman & Noyes, P.A., LLC.

During the years ended December 31, 2014 and 2013, and the subsequent interim period prior to the engagement of Baker Newman & Noyes, P.A., LLC, the Company did not consult with Baker Newman & Noyes, P.A., LLC regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Baker Newman & Noyes, P.A., LLC on the Company’s financial statements, Baker Newman & Noyes, P.A., LLC did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue, and the Company did not consult with Baker Newman & Noyes, P.A., LLC regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The reports of Shatswell, MacLeod & Company, P. C. on the financial statements of the Company for the years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  In connection with its audits for the years ended December 31, 2014 and 2013 and reviews of the Company’s financial statements through August 17, 2015, there were no disagreements with Shatswell, MacLeod & Company, P. C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Shatswell, MacLeod & Company, P. C., would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees.  During the year ended December 31, 2015, the fees billed for professional services rendered by Shatswell, MacLeod & Company, P.C. for the review of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q were $7,400. During the year ended December 31, 2015, the fees billed for professional services rendered by Baker Newman & Noyes, P.A., LLC for the audit of the Company’s annual financial statements and for the review of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q were $82,210. During the year ended December 31, 2014, the fees billed for professional services rendered by Shatswell, MacLeod & Company, P.C. for the audit of the Company’s annual financial statements and for the review of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q were $83,300.

Audit-Related Fees.  During the years ended December 31, 2015 and 2014, there were aggregate fees of $2,300 and $2,300, respectively, billed for professional services by Baker Newman & Noyes, P.A., LLC that were reasonably related to the performance of the audits.

Tax Fees.  During the year ended December 31, 2015 the fees billed for professional services by Baker Newman & Noyes, P.A., LLC for such tax services were $10,800. During the year ended December 31, 2014, the fees billed for professional services by Shatswell, MacLeod & Company, P.C. for such tax services were $10,500.

All Other Fees.  During the years ended December 31, 2015 and 2014, there were no non-audit fees billed by Baker Newman & Noyes, P.A., LLC or Shatswell, MacLeod & Company, P.C.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All audit and non-audit services for the past two years were pre-approved by the Audit Committee.

In order to ratify the selection of Baker Newman & Noyes, P.A., LLC, as the independent registered public accounting firm for the year ending December 31, 2016, the proposal must receive at least a majority of the votes cast “FOR” or “AGAINST,” either in person or by proxy, in favor of such ratification.

The Board of Directors recommends a vote “FOR” the ratification of Baker Newman & Noyes, P.A., LLC as independent registered public accounting firm for the year ending December 31, 2016.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our President and Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer (“Named Executive Officers”) is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Executive Compensation.” Stockholders are urged to read these sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Georgetown Bancorp, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter.  The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 3.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 2 East Main Street, Georgetown, Massachusetts 01833, no later than December 5, 2016. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, the Company’s Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (1) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of the Company’s Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (2) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The date on which the next Annual Meeting of Stockholders is expected to be held is May 15, 2017. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 15, 2017 and no later than February 25, 2017.  If notice is received before February 15, 2017 or after February 25, 2017, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company.  In addition to the solicitation of proxies by mail, the Company will request that banks, brokers and other holders of record send proxies and material to the beneficial holders of Company common stock and secure their voting instructions. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s Annual Report to Stockholders for the year ended December 31, 2015 has been made available to all stockholders of record as of the Record Date.  Any stockholder who wishes to receive a copy of such Annual Report may obtain a copy by writing to Joseph W. Kennedy at the address set forth immediately below.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO JOSEPH W. KENNEDY, SENIOR VICE PRESIDENT/CHIEF FINANCIAL OFFICER AND TREASURER, GEORGETOWN BANCORP, INC., 2 EAST MAIN STREET, GEORGETOWN, MASSACHUSETTS 01833, OR CALL AT (978) 352-8600.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Georgetown Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2015, are each available on the internet at www.edocumentview.com/GTWN.

We encourage all of our stockholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to add to stockholder value. Other benefits of this service include: receiving stockholder communications, including the Company’s Annual Report to Stockholders and Proxy Statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail; enjoying easier access to convenient online voting; and eliminating bulky paper documents from your personal files.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Joseph W. Kennedy

Joseph W. Kennedy
Corporate Secretary

Georgetown, Massachusetts
April 4, 2016

. + Vote by Internet • Go to www.investorvote.com/GTWN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Georgetown Bancorp, Inc. Stockholder Meeting to be Held on May 17, 2016 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.investorvote.com/GTWN : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/GTWN. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 7, 2016 to facilitate timely delivery. + 02AD3A Stockholder Meeting Notice IMPORTANT ANNUAL MEETING INFORMATION

. Georgetown Bancorp. Inc.’s Annual Meeting of Stockholders will be held on May 17, 2016 at Georgetown Bank, located at 2 East Main Street, Georgetown, Massachusetts at 12:00 noon, Massachusetts time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3: 1. The election as directors of all four (4) nominees listed below, each to serve for the term specified after his or her name: 01 - Keith N. Congdon (three-year term) 04 - Robert T. Wyman (three-year term) 02 - Kathleen R. Sachs (three-year term) 03 - David A. Splaine (three-year term) 2. The ratification of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement. 3. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. For directions to the Annual Meeting of Stockholders please call Kelly Grable at 978-352-8600. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/GTWN. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Georgetown Bancorp, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 7, 2016. g g 02AD3A Stockholder Meeting Notice

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Eastern Time, on May 17, 2016. Vote by Internet • Go to www.investorvote.com/GTWN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. The election as directors of all four (4) nominees listed below, each to serve for the term specified after his or her name: + For Withhold For Withhold For Withhold 01 - Keith N. Congdon (three-year term) 04 - Robert T. Wyman (three-year term) 02 - Kathleen R. Sachs (three-year term) 03 - David A. Splaine (three-year term) For Against Abstain ForAgainst Abstain 2. The ratification of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016. 3. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Annual Report Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02AD1B Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS GEORGETOWN BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2015 ARE EACH AVAILABLE ON THE INTERNET AT www.edocumentview.com/GTWN q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — GEORGETOWN BANCORP, INC. Annual Meeting of Stockholders — May 17, 2016, 12:00 Noon This Proxy is Solicited by the Board of Directors The stockholder signing this proxy hereby appoints the official proxy committee consisting of the Board of Directors with full power of substitution to act as attorneys and proxies for the stockholder to vote all shares of common stock of the Company that the stockholder is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Georgetown Bank, located at 2 East Main Street, Georgetown, Massachusetts on May 17, 2016, at 12:00 noon, Massachusetts time. The official proxy committee is authorized to cast all votes to which the stockholder is entitled as indicated in this proxy. Should the stockholder be present and elect to vote at the Annual Meeting or any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The stockholder signing this proxy acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of Annual Meeting of Stockholders, a proxy statement dated April 4, 2016 and audited financial statements THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. The election as directors of all four (4) nominees listed below, each to serve for the term specified after his or her name: + For Withhold For Withhold For Withhold 01 - Keith N. Congdon (three-year term) 04 - Robert T. Wyman (three-year term) 02 - Kathleen R. Sachs (three-year term) 03 - David A. Splaine (three-year term) For Against Abstain ForAgainst Abstain 2. The ratification of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016. 3. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02AD2A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS GEORGETOWN BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2015 ARE EACH AVAILABLE ON THE INTERNET AT www.edocumentview.com/GTWN q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — GEORGETOWN BANCORP, INC. Annual Meeting of Stockholders — May 17, 2016, 12:00 Noon This Proxy is Solicited by the Board of Directors The stockholder signing this proxy hereby appoints the official proxy committee consisting of the Board of Directors with full power of substitution to act as attorneys and proxies for the stockholder to vote all shares of common stock of the Company that the stockholder is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Georgetown Bank, located at 2 East Main Street, Georgetown, Massachusetts on May 17, 2016, at 12:00 noon, Massachusetts time. The official proxy committee is authorized to cast all votes to which the stockholder is entitled as indicated in this proxy. Should the stockholder be present and elect to vote at the Annual Meeting or any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The stockholder signing this proxy acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of Annual Meeting of Stockholders, a proxy statement dated April 4, 2016 and audited financial statements THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Please note that the last vote received from a shareholder will be the vote counted. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Eastern Time, on May 17, 2016. Vote by Internet • Go to www.investorvote.com/GTWN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q I hereby direct the Trustee to vote my shares as listed above as follows: A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. The election as directors of all four (4) nominees listed below, each to serve for the term specified after his or her name: + For Withhold For Withhold For Withhold 01 - Keith N. Congdon (three-year term) 04 - Robert T. Wyman (three-year term) 02 - Kathleen R. Sachs (three-year term) 03 - David A. Splaine (three-year term) For Against Abstain ForAgainst Abstain 2. The ratification of Baker Newman & Noyes, P.A., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016. 3. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Annual Report Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02AD4B ESOP Vote Authorization Form X IMPORTANT ANNUAL MEETING INFORMATION

. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS GEORGETOWN BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2015 ARE EACH AVAILABLE ON THE INTERNET AT www.edocumentview.com/GTWN q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q ESOP VOTE AUTHORIZATION FORM — GEORGETOWN BANCORP, INC. Annual Meeting of Stockholders — May 17, 2016, 12:00 Noon This Proxy is Solicited by the Board of Directors I understand that I have the right to direct the Georgetown Bank ESOP Trustee to vote the shares representing my interest in the plan. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Georgetown Bank, located at 2 East Main Street, Georgetown, Massachusetts on May 17, 2016 at noon Massachusetts time. I understand that my voting instructions will be kept confidential. I acknowledge receipt from the Company, prior to the execution of this ESOP Vote Authorization Form, of Notice of Annual Meeting of Stockholders, a proxy statement dated April 4, 2016 and audited financial statements. If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the Georgetown Bank ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting. The Trustee of the Georgetown Bank ESOP is hereby directed to vote my proportionate interest in Georgetown Bank ESOP as indicated above. If I do not return this form in a timely manner, shares representing my interest in said plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of the plan participants and beneficiaries. IF NO INSTRUCTIONS ARE SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS ESOP VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE PROPOSALS STATED ABOVE. Please complete and submit this form to Computershare as soon as possible. Your ESOP Vote Authorization Form must be received by Computershare no later than Thursday, May 5, 2016. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.